UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 30, 2010
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870299034
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6425 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1X9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

IntelGenx Corp. announced today that it has entered into a co-development and commercialization agreement with RedHill Biopharma Ltd., an Israeli corporation (“RedHill”)for IntelGenx’ first oral thin film product based upon the IntelGenx’ proprietary VersaFilm technology. The product is intended for the rapid relief of migraine.

Under the terms of the definitive co-development and commercialization agreement, RedHill has obtained certain exclusive worldwide rights to market and sell IntelGenx’ rapidly dissolving anti-migraine oral film product. In exchange IntelGenx will receive upfront, milestone, and external development fees totalling up to $2.1 million from RedHill. RedHill will also be responsible for regulatory filing fees, if necessary. Furthermore, upon commercialization of the product, IntelGenx would receive up to 75% of all proceeds including, but not limited to, all sales milestones and income from the product world-wide.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

	Exhibit	Description
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: August 30, 2010	By: /s/ Horst Zerbe
-------------------
Horst G.Zerbe
President and Chief
Executive Officer